UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2019

United States Steel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street,

Pittsburgh, PA 15219-2800

(Address of Principal Executive Offices, and Zip Code)

(412) 433-1121

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	X	New York Stock Exchange
Common Stock	X	Chicago Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2019, U.S. Steel Holdco LLC (the “Purchaser”), a wholly-owned subsidiary of United States Steel Corporation (the “Corporation”), entered into (i) a Recapitalization and Equity Purchase Agreement (the “Equity Purchase Agreement”), with BRS Stock Holdco LLC (“BRS Newco”), Big River Steel Holdings LLC (the “Company”), the stockholders and members of Big River Steel Corp. and the Company (the “Sellers”) and the Corporation and (ii) a Purchase and Sale Agreement (together with the Equity Purchase Agreement, the “Purchase Agreements”) with TPG Growth II BDH, L.P. (“TPG Growth”) and the Corporation, pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, the Purchaser agreed to acquire a 49.9% ownership interest in each of BRS Newco and the Company at an implied enterprise value of $2,325,000,000 for both companies. The purchase price for the 49.9% interest is expected to be approximately $700 million, taking into account an adjustment based on the cash, indebtedness and working capital of BRS Newco, the Company and their respective subsidiaries at closing, among other things (the “Purchase Price”, and such transaction, the “Transaction”). The closing of the Transaction is expected by October 31, 2019. The Corporation will guarantee the Purchaser’s obligations under the Purchase Agreements.

The Purchase Agreements contain customary representations, warranties, covenants and indemnities by the parties to such agreements and are subject to customary closing conditions, including, among other things, (i) the absence of any law or judgment enacted by any court or other governmental authority, which is in effect and prevents the consummation of the Transaction, (ii) the accuracy of the respective parties’ representations and warranties, subject to customary qualifications and (iii) material compliance by the parties with their respective covenants and obligations. In addition, the Purchase Agreements contain certain termination rights, including by the Purchaser or the Company or TPG Growth, respectively, in the event that the closing has not occurred by December 31, 2019.

The summary of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of Exhibits 10.1 and 10.2 filed herewith, which are incorporated herein by reference.

The Purchase Agreements have been filed as exhibits to provide investors and security holders with information regarding their terms and are not intended to provide any factual information about the Purchaser, the Corporation, BRS Newco, the Company, the Sellers or TPG Growth. The representations, warranties and covenants in the Purchase Agreements were made only for the purpose of the Purchase Agreements and solely for the benefit of the parties to the Purchase Agreements as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreements instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in disclosure schedules agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the Purchase Agreements may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Purchaser, the Corporation, BRS Newco, the Company, the Sellers, TPG Growth or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in the Corporation’s public disclosures.

Item 7.01. Regulation FD Disclosure

LLC Agreement

In connection with the Purchase Agreements, at the closing of the Transaction, the Purchaser and the Sellers will enter into an Amended and Restated Limited Liability Company Agreement of the Company, and a substantially similar Amended and Restated Limited Liability Company Agreement of BRS Newco (together, the “LLC Agreement”). The LLC Agreement provides, among other things, that if the Company’s free cash flow is less than $950 million between October 1, 2019 and September 30, 2023, then within 90 days after the delivery of the Company’s unaudited quarterly financial statements for the fiscal quarter ending on September 30, 2023 to Purchaser in accordance with the terms of the LLC Agreement, the Purchaser will have the right to require BRS Newco and the Company to repurchase its ownership interest in BRS Newco and the Company in exchange for a promissory note in an amount equal to the final purchase price as determined under the Purchase Agreements (the “Exchange Option”). If the Purchaser exercises its Exchange Option, certain Sellers who will hold a new class of Class C Preferred Units of BRS Newco and the Company following the closing (the “Class C Holders”) will have the right to require BRS Newco and the Company to repurchase such units in exchange for promissory notes on the same terms as the note issued to the Purchaser (the “Class C Exchange Option”). If the Company and BRS Newco do not repay the promissory notes issued as a result of the exercise of the Exchange Option and the Class C Exchange Option within 24 months of issuance (subject to extension), then, unless the Purchaser and the Class C Holders mutually agree otherwise, the promissory notes will automatically convert into 100% of the common equity of the Company and BRS Newco, with 49.9% of such common equity issued to the Purchaser and 50.1% of such common equity issued to the Class C Holders.

If the Exchange Option does not apply, or if the Purchaser declines to exercise the Exchange Option, then the Purchaser will have the right to acquire the remaining 50.1% ownership interest in BRS Newco and the Company (the “Call Option”) in exchange for cash in an amount to be determined based upon the Company’s achievement of certain metrics, including with respect to free cash flow, product development, safety and completion of a proposed expansion of the Company’s existing manufacturing line. The Call Option is exercisable by the Purchaser during the period beginning on the Closing Date and ending 90 days after the delivery of the Company’s unaudited quarterly financial statements for the fiscal quarter ending on September 30, 2023 to Purchaser in accordance with the terms of the LLC Agreement. If the Purchaser does not exercise the Exchange Option or the Call Option, then certain Sellers who will hold a new class of Class B Common Units of BRS Newco and the Company following the closing (the “Class B Holders”) will have the right to (i) require the Purchaser to purchase all of the Class B Holders’ and the Class C Holders’ ownership interest in BRS Newco and the Company at an aggregate purchase price equal to 85% of the Call Option purchase price (the “Class B Put Option”) or (ii) purchase the Purchaser’s ownership interest in BRS Newco and the Company (the “Class B Call Option” and, together with the Class B Put Option, the “Class B Holders’ Option”) at a price equal to the Purchase Price, plus interest compounded annually at a rate of 8% per annum from the Closing Date to the payment date, and subject to an adjustment for additional capital contributions made by, and distributions made to, the Purchaser.

If none of the Exchange Option, the Call Option or the Class B Holders’ Option is exercised, then (a) after a forbearance period, the Purchaser, the Class B Holders (only if Class C Preferred Units are no longer outstanding or the Class C Preferred Units have been exchanged for Class B Common Units, as described below) and if the Class C Preferred Units are still outstanding, the Class C Holders will have the right to force a sale of the Company and BRS Newco or initiate an initial public offering of the Company and BRS Newco (in each case, subject to a right of first offer by the other members), and (b) subject to a forbearance period, the Class C Holders will have the right to exchange all of the Class C Preferred Units for 100% of the Class B Common Units.

If the closing of the acquisition by the Purchaser of the remaining 50.1% interest in the Company and BRS Newco following the exercise of Call Option or the Class B Put Option does not occur as the result of a breach by the Purchaser of its obligation to close, then the Class B Holders will have the right to force a sale of the Company and BRS Newco or initiate an initial public offering of the Company and BRS Newco (in each case, without being subject to a right of first offer by the other members), and a portion of the proceeds to which the Purchaser otherwise would be entitled in connection with such transaction will be reallocated to the Class C Holders and the Class B Holders to make them whole for losses suffered by them as a result of such breach, including payment of an agreed upon additional amount. In addition, if the reallocation is insufficient to provide to the Class C Holders and the Class B Holders cash proceeds equivalent to the proceeds they would have received had the Purchaser performed its obligation to close, then the Purchaser must make a cash payment to the Company in the amount of such shortfall plus an agreed upon additional amount for distribution to the other members. The Corporation will guarantee this payment obligation.

The Purchaser will also have the right to require BRS Newco and the Company to repurchase its ownership interest in BRS Newco and the Company at a price equal to the greater of (i) the Class B Call Option purchase price and (ii) the fair market value of its units if the Company, at any time, takes certain actions, including entering into any other line of business or merging or consolidating with any other person, except as permitted by the LLC Agreement.

Investor Presentation

On October 1, 2019, the Corporation posted to its website a presentation related to the Transaction. The presentation will be used in connection with the conference call the Corporation will hold on October 1, 2019 at 8:00 am Eastern time.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the presentation are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The presentation is furnished with this current report on Form 8-K as Exhibit 99.1.

Item 8.01. Other Events

On October 1, 2019, the Corporation issued a press release related to the Transaction. The full text of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

9.01(d) Exhibits:

Exhibit
No.	Description

10.1*	Recapitalization and Equity Purchase Agreement, dated September 30, 2019, by and among U. S. Steel Holdco LLC, BRS Stock Holdco LLC, Big River Steel Holdings LLC, the stockholders and members of Big River Steel Corp. and Big River Steel Holdings LLC and United States Steel Corporation.

10.2*	Purchase and Sale Agreement, dated September 30, 2019, by and among U. S. Steel Holdco LLC, United States Steel Corporation and TPG Growth II BDH, L.P.

99.1	Investor Presentation, dated October 1, 2019

99.2	Press Release, dated October 1, 2019

104	Cover Page formatted in Inline XBRL

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Corporation hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, "believes," "expects," "anticipates," "estimates," "intends," "plans," "could," "may," "will," "should," and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this current report include, among other things, statements about the potential benefits of the proposed investment and Transaction; anticipated cost savings, potential capital and operational cash improvements; the Corporation’s plans, objectives, expectations and intentions; the financial condition, results of operations and business of the proposed joint venture; the joint venture’s products and potential; the Corporation’s future ability or plans to take ownership of the joint venture as wholly owned subsidiary; the Corporation’s ability to obtain financing for the Transaction or other strategic projects at anticipated interest rates or at all; and the anticipated timing of closing of the Transaction. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the Transaction in the anticipated timeframe or at all and the possibility that the Transaction does not close; risks related to the ability to realize the anticipated benefits of the Transaction, including the possibility that the expected benefits and cost savings from the proposed Transaction or the capital and operational cash improvements will not be realized or will not be realized within the expected time period; risks related to the satisfaction of the conditions to closing a future call option transaction (including the failure to obtain necessary regulatory approvals) and the risk that the businesses will not be integrated successfully following exercise of the call option; disruption from the Transaction making it more difficult to maintain business and operational relationships; negative effects of the announcement or the consummation of the proposed Transaction on the market price of the Corporation’s common stock; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed Transaction; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; and competitive developments. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors that could cause actual results to differ materially from those reflected in such statements. Accordingly, the Corporation cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review the Corporation’s filings with the SEC, including, but not limited to, the Corporation’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By:	/s/ Duane D. Holloway
Name: Duane D. Holloway
Title: Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary

Dated: October 1, 2019